ESCROW AGREEMENT

THIS AGREEMENT made as of the ____ day of April, 2008.

AMONG:

MABCURE INC., a corporation organized under the laws of Nevada, having an address at 3702 South Virginia Street, Suite G12 – 401, Reno, Nevada 89502, USA

(the "Company")

AND:

______________________________________________________
______________________________________________________
______________________________________________________

(the "Subscriber")

AND:

CLARK WILSON LLP, barristers and solicitors, with an office at 800 – 885 West Georgia Street, Vancouver, British Columbia V6C 3H1, Canada

(the "Escrow Agent")

WHEREAS:

A.

The Company and the Subscriber are parties to a private placement subscription agreement dated for reference April 11, 2008 (the "Subscription Agreement") pursuant to which the Subscriber has agreed to subscribe for and purchase a certain number of Units;

B.

Pursuant to Section 10.1 of the Subscription Agreement, the parties hereto have agreed that the Company shall deliver the certificates representing all of the Warrants issued to the Subscriber and the certificates representing one-third (1/3) of all the Shares issued to the Subscriber pursuant to the Offering (the Warrants and Shares collectively, the "Securities") to the Escrow Agent, which shall be held in escrow and released in accordance with the provisions set forth herein; and

C.

The Escrow Agent has agreed to accept, hold and release the Securities deposited with it pursuant to the Subscription Agreement, and the dividends and other distributions in respect thereof, in accordance with the provisions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

1.                        INTERPRETATION

1.1                     Definitions. Terms used as defined terms not otherwise defined herein shall have the meanings ascribed thereto in Subscription Agreement. The following terms shall have the following meanings when used herein:

(a)	"Certificates" means, collectively, the Share Certificate, the Warrant Certificate and the certificates representing the Dividend Securities;

(b)	"Dividend Securities" shall have the meaning ascribed thereto in Section 3.1 hereof;

(c)	"Escrow Fund" means the Warrants and Shares deposited with and held by the Escrow Agent hereunder and includes the Dividend Securities;

(d)	"Escrow Period" means the period of eight months commencing on the date on which the Company moves into its research facility after the Purchase and Sale Closing;

(e)	"Investors" means the purchasers of the Units pursuant to the Offering;

(f)	"Milestone" means any of the following actions by the Company:

(i) sequencing of the variable region of the novel melanoma Mab and filing a patent for that Mab,

(ii)

creating novel Mabs against breast cancer which react with at least three different breast cancer specimen (tissue or sera) and do not cross react with a negative control (e.g. normal tissue or serum), or

(iii)

creating novel Mabs against colorectal cancer which react with at least three different colorectal cancer specimen (tissue or sera) and do not cross react with a negative control (e.g. normal tissue or serum);

(g)	"Offering" means the offering by the Company in April 2008 of the Units, by way of private placement;

(h)	"Offering Closing" means the closing of the Offering, on or before April 15, 2008;

(i)	"Purchase Agreement" means an agreement for the purchase and sale of certain intellectual property dated January 10, 2008, between the Company, Indigoleaf Associates Ltd. and Dr. Amnon Gonenne;

(j)	"Purchase and Sale Closing" means the closing of the purchase and sale contemplated by the Purchase Agreement;

(k)	"Shares" means shares in the common stock of the Company;

(l)	"Share Certificate" means a certificate representing the Shares purchased by and registered in the name of the Subscriber pursuant to the Offering;

(m)	"Units" means the units offered under the private placement pursuant to the terms of the Subscription Agreement, which units consist of Shares and Warrants;

(n)

"Warrants" means common share purchase warrants that entitle the holder thereof to purchase the Shares pursuant to the provisions of the Subscription Agreement; and includes collectively, the One Year Warrants and the Two Year Warrants; and

(o)	"Warrant Certificate" means a certificate representing the Warrants purchased by and registered in the name of the Subscriber pursuant to the Offering.

1.2                      General. In this Agreement:

(a)	the headings have been inserted for convenience of reference only and in no way define, limit, or enlarge the scope or meaning of the provisions of this Agreement;

(b)	all references to any party, whether a party to this Agreement or not, shall be read with such changes in number and gender as the context or reference requires;

(c)	when the context hereof makes it possible, the word "person" includes in its meaning any firm and any body corporate or politic; and

(d)

notwithstanding any other provision of the Subscription Agreement, if a conflict or inconsistency exists between a provision of this Agreement and a provision of the Subscription Agreement, the provisions of this Agreement shall prevail.

2.                        DEPOSIT INTO ESCROW

2.1                      At the Offering Closing, the Company shall deliver the Warrant Certificate and the Share Certificate to the Escrow Agent to be held in escrow by the Escrow Agent in accordance with the terms and subject to the conditions set forth herein.

2.2                      At the Offering Closing, the Subscriber shall deliver to the Escrow Agent a duly executed power of attorney to transfer the Shares (and the Dividend Securities) in the form attached hereto as Schedule "A", in respect of the Shares represented by the Share Certificate. Without limiting the generality of the foregoing, the Subscriber hereby appoints the Escrow Agent, without any further act of the Subscriber, as the agent and attorney-in-fact for and on behalf of the Subscriber in respect of the Shares represented by the Share Certificate.

3.                        ESCROW PROVISIONS

3.1                      Holding of Escrow Funds. The Escrow Agent shall hold the Certificates and certificates representing any shares or other securities issued or distributed by the Company in respect of the Securities during the Escrow Period (the "Dividend Securities") pursuant to Part 4 of the Purchase Agreement for the Escrow Period, subject to the provisions hereof.

3.2                      Required Exercise. Notwithstanding any other provision hereof, if the Company achieves a Milestone before the expiration of the Escrow Period, then the Subscriber shall, on a pro rata basis with the other Investors, exercise the Warrants in the aggregate amount of at least US$950,000 (i.e., at least 760,000 Warrants at US$1.25 per Share) within 30 days after receipt by the Subscriber of written notice (the "Exercise Notice") from the Company that it has achieved a Milestone; provided, however, that such exercise date shall not occur before 90 days after the Purchase and Sale Closing. Further provided, that if the share price of the Shares, as quoted on the NASDAQ Over-the-Counter Bulletin Board (or other exchange on which the Shares are traded) on the date the Company achieves a Milestone, is less than US$1.25 per Share, then the directors of the Company may, in their sole discretion, allow the Investors to purchase, on a pro rata basis, Shares at the then market price, in the aggregate amount of US$950,000.

3.3                      Failure to Exercise. If the Subscriber defaults on its commitment to exercise the Warrants pursuant to Section 3.2 hereof, then, notwithstanding any provision of the Subscription Agreement or the Warrant Certificate and without limiting the remedies of the Company for such breach: (i) all of the Warrants registered in the name of the Subscriber and held in escrow by the Escrow Agent pursuant to the provisions hereof shall immediately expire and be null and void; and (ii) all the Shares registered in the name of the Subscriber held in escrow by the Escrow Agent pursuant to the provisions hereof shall be immediately released to the Company by the Escrow Agent pursuant to the provisions of Section 3.4(a) hereof. If the Subscriber exercises the Warrants as required hereunder, the Escrow Agent shall release to the Subscriber the Shares of the Subscriber then held in escrow pursuant to the provisions of Section 3.4(b) hereof.

3.4                      Release of Escrow Funds.

(a)

Default by Subscriber. If an officer of the Company delivers to the Escrow Agent a notice in writing (the "Subscriber Default Notice"), in form and substance satisfactory to the Escrow Agent, stating that the Subscriber has breached its obligations pursuant to Section 3.2 hereof and setting out the particulars in support of such default and the amount of Securities and Dividend Securities that the Company wishes released to it from the Escrow Fund (the "Company Escrow Release"), then the Escrow Agent shall give the Subscriber written notice of such Subscriber Default Notice and if on or before the 10th day after giving such notice:

(i)

the Subscriber delivers to the Escrow Agent a notice of dispute (the "Subscriber Disputing Declaration"), in form and substance satisfactory to the Escrow Agent, declaring that the Company is not entitled to the

Company Escrow Release, and the particulars in support of the dispute, then the provisions of Section 3.4(c) hereof shall apply; or

(ii)

the Subscriber has not delivered to the Escrow Agent the Subscriber Disputing Declaration, then the Escrow Agent shall deliver to the Subscriber the Certificates in respect of the Securities and Dividend Securities set forth in Subscriber Default Notice from the Escrow Fund.

(b)

Compliance by Subscriber. If the Subscriber (or an officer of the Subscriber if the Subscriber is a corporate entity) delivers to the Escrow Agent a notice in writing (the "Subscriber Compliance Notice"), in form and substance satisfactory to the Escrow Agent, stating that the Subscriber has complied with its obligations pursuant to Section 3.2 hereof and setting out the particulars in support of such compliance and the amount of Securities and Dividend Securities that the Subscriber wishes released to it from the Escrow Fund (the "Subscriber Escrow Release"), then the Escrow Agent shall give the Company written notice of such Subscriber Compliance Notice and if on or before the 10th day after giving such notice:

(i)

the Company delivers to the Escrow Agent a notice of dispute (the "Company Disputing Declaration"), in form and substance satisfactory to the Escrow Agent, declaring that the Subscriber is not entitled to the Subscriber Escrow Release, and the particulars in support of the dispute, then the provisions of Section 3.4(c) hereof shall apply; or

(ii)

the Company has not delivered to the Escrow Agent the Company Disputing Declaration, then the Escrow Agent shall deliver to the Subscriber the Certificates in respect of the Securities and Dividend Securities set forth in Subscriber Compliance Notice from the Escrow Fund.

(c)

Dispute. If the Escrow Agent receives either a Subscriber Disputing Declaration or a Company Disputing Declaration within the above time limits, then the Escrow Agent shall retain the Escrow Funds or portion thereof in dispute and shall only release the same:

	(i)	in accordance with the joint written direction of the Company and the Subscriber, in form and substance satisfactory to the Escrow Agent; or

(ii)

in accordance with an order or final judgment of a court of competent jurisdiction in favour of the Company or the Subscriber; provided, however, that the time for any appeal of such order or judgment has elapsed;

and Escrow Agent may institute interpleader proceedings and in such event Escrow Agent shall not be liable for interest or damages. In the event interpleader proceedings are instituted hereunder, the Escrow Agent shall be entitled to reasonable solicitor’s fees and costs.

3.5                      Completion of the Escrow Period. Upon the expiration of the Escrow Period, the Escrow Agent shall deliver, without further notice to or directions from the Company, to the Subscriber the Certificates representing the Securities and the Dividend Securities remaining in the Escrow Fund. Notwithstanding the foregoing, if the Escrow Agent has received a Subscriber Default Notice or a Company Disputing Declaration prior to the expiration of the Escrow Period, then the said Certificates shall be retained by the Escrow Agent and only released,

(i)	in accordance with the joint written direction of the Company and the Subscriber, in form and substance satisfactory to the Escrow Agent; or

(ii)

in accordance with an order or final judgment of a court of competent jurisdiction in favour of the Company or the Subscriber; provided, however, that the time for any appeal of such order or judgment has elapsed;

3.6                      Authorization. The Escrow Agent is hereby authorized by each of the Company and the Subscriber to make the releases and deliveries required by each of Sections 3.4 and 3.5 hereof.

3.7                      Proxy Materials. Notwithstanding any provision of the Purchase Agreement, the parties hereto agree that the Escrow Agent shall not be obliged to deliver copies of any proxy solicitation materials received by it to the Subscriber; and the Company agrees that, during the Escrow Period, it shall attend to the delivery of any proxy solicitation materials to the Subscriber.

3.8                      Voting Rights. While the Shares are held in escrow, the Subscriber may exercise the voting rights attached thereto and shall be entitled to participant in distributions of dividends and securities of the Company made in respect of such Shares; provided, however, that all distributions of securities of the Company shall be held in escrow by the Escrow Agent pursuant to the provisions hereof.

4.                        ESCROW AGENT

4.1                      The Company and the Subscriber shall, jointly and severally, from time to time, and at all times hereafter, well and truly to save, defend and keep harmless and fully indemnify the Escrow Agent and its successors and assigns from and against all loss, costs, charges, suits, demands, claims, damages and expenses which the Escrow Agent and its successors and assigns may at any time or times hereafter bear, sustain, suffer or be put unto for or by reason or on account of its acting pursuant to this Agreement or anything in any manner relating thereto or by reason of the Escrow Agent's compliance in good faith with the terms hereof.

4.2                      If case proceedings should hereafter be taken in any court respecting the Securities (or the Dividend Securities), the Escrow Agent shall not be obliged to defend any such action or submit its rights to the court until it has been indemnified by other good and sufficient security in addition to the indemnity given in Section 4.1 hereof against its costs of such proceedings.

4.3                      The Escrow Agent shall not be bound in any way or by any contract or agreement, verbal, written or otherwise, between the other parties hereto whether or not it has notice thereof or of its terms and conditions and the only duty, liability and responsibility of the Escrow Agent to the other parties hereto with respect to the subject matter hereof shall be to hold the Securities (and the Dividend Securities) as set forth herein and to deliver the same to such persons and other such conditions as are set forth herein or directed in writing by all the other parties hereto. Without limiting the generality of the foregoing, the Escrow Agent shall have no duty, liability or responsibility to any of the other parties hereto or their successors or assigns in respect of the loss of all or any of the Securities (or the Dividend Securities), except the duty to exercise in the performance of its obligations hereunder such care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The Escrow Agent may act on the advice of legal counsel, but shall not be responsible for acting or failing to act on the advice of legal counsel.

4.4                      The Escrow Agent shall not be required to pass upon the sufficiency of any of the Securities (or the Dividend Securities) or the notices delivered to the Escrow Agent hereunder or to ascertain whether or not the person or persons who have executed, signed or otherwise issued or authenticated the said documents have authority to so execute, sign or authorize, issue or authenticate the said documents or any of them, or that they are the same persons named therein or otherwise to pass upon any requirement of such instruments that may be essential for their validity, but it shall be sufficient for all purposes under this Agreement insofar as the Escrow Agent is concerned that the said documents are deposited with it as specified herein by the other parties hereto.

4.5                      Notwithstanding any other provision hereof, in the event that any or all of the Securities (or the Dividend Securities) are attached, garnished or levied upon under any court order, or if the delivery of such property is stayed or enjoined by any court order or if any court order, judgment or decree is made or entered affecting such property or affecting any act by the Escrow Agent, the Escrow Agent may, in its sole discretion, obey and comply with all writs, orders, judgments or decrees so entered or issued, whether with or without jurisdiction, notwithstanding any provision of this Agreement to the contrary. If the Escrow Agent obeys and complies with any such writs, orders, judgments or decrees, it shall not be liable to any of the other parties hereto or to any other person, form or corporation by reason of such compliance, notwithstanding that such writs, orders, judgments or decrees may be subsequently reversed, modified, annulled, set aside or vacated.

4.6                      Except as otherwise provided herein, the Escrow Agent is authorized and directed to disregard in its sole discretion any and all notices and warnings which may be given to it by any of the other parties hereto or by any other person, firm, association or corporation. It shall, however, at its sole discretion, obey the order, judgment or decree of any court of competent jurisdiction, and it is hereby authorized to comply with and obey such orders, judgments or decrees and in case of such compliance, it shall not be liable by reason thereof to any of the other parties hereto or to any other person, firm, association or corporation, even if thereafter any such order, judgment or decree may be reversed, modified, annulled, set aside or vacated.

4.7                      Notwithstanding any other provision hereof, if the Escrow Agent receives any valid court order contrary to the provisions of this Agreement, the Escrow Agent may continue to hold any or all of the Securities (and the Dividend Securities) until the lawful determination by a court of competent jurisdiction or otherwise of the issue between the other parties hereto.

4.8                      The Escrow Agent may resign as the escrow agent hereunder by giving not less than ten (10) days written notice thereof to the Company and the Subscriber. The Company and the Subscriber may terminate the Escrow Agent by giving not less than ten (10) days written notice to the Escrow Agent. The resignation or termination of the Escrow Agent shall be effective, and the Escrow Agent shall cease to be bound by this Agreement, on the date that is ten (10) days after the date of receipt of the termination notice given hereunder or on such other date as the Escrow Agent, the Company and the Subscriber may agree upon. All indemnities granted to the Escrow Agent hereunder shall survive: (a) the termination of this Agreement; or (b) the termination or resignation of the Escrow Agent for whatever reason. In the event of termination or resignation of the Escrow Agent, the Escrow Agent shall, within that ten (10) days notice period, deliver the Securities (and the Dividend Securities) and any other property in the Escrow Fund to the new the escrow agent to be named by the Company and the Subscriber.

4.9                      Notwithstanding any other provision hereof, the Escrow Agent may act upon any written instructions given jointly by the Company and the Subscriber.

4.10                    Notwithstanding any other provision hereof, if any dispute arises between any of the parties hereto with respect to this Agreement or any matters arising in respect thereof, the Escrow Agent may in its sole discretion deliver and interplead the Securities and/or any other property in the Escrow Fund into court and such delivery and interpleading shall be an effective discharge to the Escrow Agent of all of its obligations hereunder.

5.                        FEES

5.1                      The Company shall pay all of the compensation of the Escrow Agent and shall reimburse the Escrow Agent for any and all reasonable expenses, disbursements and advances made by the Escrow Agent in the performance of its duties hereunder, including, but not limited to, reasonable fees, expenses and disbursements incurred by its counsel.

6.                        GENERAL

6.1                      Except as otherwise provided herein, no subsequent alteration, amendment, change, or addition to this Agreement shall be binding upon the parties hereto unless reduced to writing and signed by the parties hereto.

6.2                      This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3                      The parties hereto shall execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be necessary to give full effect to the provisions and intent of this Agreement.

6.4                      This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

6.5                      The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the provisions of this Agreement, this being in addition to any other remedy to which they are entitled under this Agreement.

6.6                      Any notice required or permitted to be given under this Agreement shall be in writing and may be given by delivering, sending by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy, or sending by prepaid registered mail, the notice to the following address:

(a)	If to the Company:

3702 South Virginia Street, Suite G12 – 401 Reno, Nevada 89502 USA

Attention: President

Telephone: (775) 338-2598 Facsimile: (775) 201-1499

(b)	If to the Subscriber: __________________________ __________________________ __________________________

Telephone: ______________ Facsimile: ______________

(c)	If to the Escrow Agent:

Clark Wilson LLP
800 – 885 West Georgia Street Vancouver, British Columbia V6C 3H1 Canada

Attention: Jonathan C. Lotz

Telephone: (604) 687-5700 Facsimile: (604) 687-6314

(or to such other address as any party may specify by notice in writing to another party). Any notice delivered or sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy on a business day shall be deemed conclusively to have been effectively given on the day the notice was delivered, or the electronic communication was successfully transmitted, as the case may be. Any notice sent by prepaid registered mail shall be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice shall not be effectively given until actually delivered.

6.7                      The Company and the Subscriber acknowledge that the Escrow Agent is legal counsel to the Company and in respect of the purchase and sale contemplated by the Purchase Agreement and acknowledge and agree that the Escrow Agent may, notwithstanding that it also acts as Escrow Agent pursuant to this Agreement, continue to act as legal counsel to the Company during the term of this Agreement and before and after any assignment of the Escrow Agent’s rights and obligations hereunder to a successor escrow agent. The Escrow Agent shall be deemed not to be in a conflict by virtue of the Escrow Agent holding the Escrow Funds or performing its duties hereunder.

6.8                      All costs and expenses of or incidental to the transactions contemplated in this Escrow Agreement are to be assumed and paid by the Company.

6.9                      Time is of the essence of this Agreement.

6.10                    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution shall be effective for all purposes.

[Remainder of page intentionally left blank; signature page to follow.]

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the day and year first written above.

The Company:

MABCURE INC.

Per:      ______________________________________

The Subscriber:

SIGNED, SEALED and DELIVERED by	)
)
)
(Name of Subscriber) in the presence of:	)
)
)
	)	(Signature of Subscriber)
Signature	)	Name:
)
Print Name	)
)
Address	)
)

Occupation

The Escrow Agent:

CLARK WILSON LLP

Per:      ______________________________________
Name:  Bernard Pinsky
Title:    Partner

SCHEDULE "A"

Power of Attorney to Transfer Shares

FOR VALUE RECEIVED __________________________ hereby sells, assigns and transfers unto
____________________________________________________________________________________________
                                                                                      (Name of Transferee)

____________________________________________________________________________________________
                                                                                     (Address of Transferee)

__________________________ shares in the common stock of MABCURE INC., a corporation organized and existing under the State of Nevada (the "Corporation"), standing in his name on the books of the Corporation, which shares are represented by Certificate (s) No (s) __________________________ and does hereby irrevocably constitute and appoint THE NEVADA AGENCY AND TRUST COMPANY as his attorney in-fact, to transfer the said shares on the books of the Corporation with full power of substitution in the premises.

Dated: ________________________________

(Name of Transferee)

(Signature of Transferee)

Signature of Transferor guaranteed by:

____________________________________________
(Authorized Signature)

(BANK STAMP OR SEAL)

NOTE: The person named on the Stock Certificate(s) must ensure that the signature to this Power of Attorney corresponds with the name as recorded on the certificate(s) in every particular without alteration or enlargement or any change whatever. The signature of the person executing this Power of Attorney must be guaranteed by a Notary Public, Commissioner of Oaths, a Bank, Credit Union or Trust Company or by a Member of the Toronto, Montreal or New York Stock Exchange.